UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 17, 2009 (March 11, 2009)

DWS RREEF Real Estate Fund II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

811-21340	20-0061651
(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, New York, NY	10154-0004
(Address of Principal Executive Offices)	(Zip Code)

(212) 454-7190

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2009, the Board of Directors of DWS RREEF Real Estate Fund II, Inc. (the "Fund") amended the bylaws of the Fund. The Board approved an amendment ("Amendment I") expanding the conditions under which a meeting of shareholders may be adjourned.

On April 9, 2009, the Board of the Directors approved an additional amendment ("Amendment II" and collectively with Amendment I, the "Amendments") to the Fund's bylaws requiring higher thresholds for Director approval of investment advisory agreements in certain circumstances.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are attached hereto as Exhibits 3.1a and 3.1b and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1a	Amendment to Bylaws of DWS RREEF Real Estate Fund II, Inc. approved March 11, 2009.
3.1b	Amendment to Bylaws of DWS RREEF Real Estate Fund II, Inc. approved April 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DWS RREEF Real Estate Fund II, Inc.

Date: April 17, 2009	By:	/s/ Rita Rubin
	Name:	Rita Rubin
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1a	Amendment to Bylaws of DWS RREEF Real Estate Fund II, Inc. approved March 11, 2009.
3.1b	Amendment to Bylaws of DWS RREEF Real Estate Fund II, Inc. approved April 9, 2009.